Exhibit 3

The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent it knows or has reason to believe that such information is inaccurate. This Joint Filing Agreement may be executed in any number of counterparts and all of such counterparts taken together shall constitute one and the same instrument.

 DATED:  December 18, 2006.

SKYWIRE SOFTWARE, LLC

/s/ C. Patrick Brandt
C. Patrick Brandt
Chief Executive Officer

HALL PHOENIX/INWOOD, LTD.

/s/ Donald L. Braun
Donald L. Braun
President/Treasurer

HALL PHOENIX/INWOOD CORPORATION

/s/ Donald L. Braun
Donald L. Braun
President

SEARCH FINANCIAL SERVICES, LP

By: Hall Search GP, LLC, its general partner

/s/ Donald L. Braun
Donald L. Braun
President/Treasurer

HALL SEARCH GP, LLC

/s/ Donald L. Braun
Donald L. Braum
President/Treasurer

/s/ Craig Hall
CRAIG HALL